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                                    POWER OF ATTORNEY

The person whose signature appears below hereby appoints Stephen M. Morain as his attorney-in-fact to sign and file on his behalf individually and in the capacity stated below such registration statements (including post-effective amendments, exhibits, applications and other documents) with the Securities and Exchange Commission or any other regulatory authority as may be desirable or necessary in connection with the public offering of Individual Flexible Premium Deferred Variable Annuity Contracts and Flexible Premium Variable Life Insurance Policies issued by Farm Bureau Life Insurance Company.

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Signature                  Title         Date
/s/ Eric K. Aamundstad     Director      03-29-04
/s/ Steve L. Baccus        Director      02-19-04
/s/ William C. Bruins      Director      02-18-04
/s/ Al Christopherson      Director      02-27-04
/s/ Alan L. Foutz          Director      03-08-04
/s/ Philip A. Hemesath     Director      02-20-04
/s/ Karen J. Henry         Director      02-27-04
/s/ Craig D. Hill          Director      02-19-04
/s/ Leland J. Hogan        Director      02-26-04
/s/ Daniel L. Johnson      Director      02-18-04
/s/ Richard G. Kjerstad    Director      02-20-04
/s/ G. Steven Kouplen      Director      02-19-04
/s/ Craig A. Lang          Director      02-18-04
/s/ David R. Machacek      Director      02-14-04
/s/ David L. McClure       Director      02-19-04
/s/ Charles E. Norris      Director      02-18-04
/s/ Keith R. Olsen         Director      02-26-04
/s/ Frank S. Priestly      Director      02-23-04
/s/ Kevin G. Rogers        Director      03-23-04
/s/ Michael White          Director      03-01-04
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